Exhibit 21.1

The information below is presented as of March 1, 2007. Except as specifically indicated below, Morningstar, Inc. holds, directly or indirectly, a 100% interest in each entity listed below. Some inactive subsidiaries have been omitted.

Subsidiaries of Morningstar, Inc.

Subsidiary	Jurisdiction of Formation
Morningstar Associates, LLC	Delaware
Morningstar Associates Europe Limited (1)	United Kingdom
Morningstar Investment Services, Inc.	Delaware
Morningstar Research Pty Limited (Morningstar Australia)	Australia
Morningstar Group Australia	Australia
Morningstar Direct Investments (2)	Australia
Aspect Huntley Pty Limited (3)	Australia
Aspect Financial Pty Limited (4)	Australia
Huntleys’ Investment Information Pty Limited (4)	Australia
Aspect Huntley Thailand Limited (5)	Australia
InvestorInfo Limited (4)	Australia
Morningstar Canada Group, Inc.	Canada
Morningstar Research, Inc. (6)	Canada
Morningstar Asia, Ltd.	China
Morningstar Research (Shenzhen) Ltd. (7)	China
Morningstar Danmark A/S (8)	Denmark
SAS Morningstar France (9)	France
Morningstar Deutschland GmbH (10)	Germany
Morningstar Italy, S.R.L. (9)	Italy
Morningstar Japan, K.K. (11)	Japan
Fund Information Research, G.K.	Japan
Morningstar Korea, Ltd. (12)	Korea
Morningstar Research Limited (Morningstar New Zealand) (13)	New Zealand
Morningstar Norge AS (9)	Norway
Morningstar Europe, N.V. (14)	The Netherlands
Morningstar Holland, B.V. (9)	The Netherlands
Morningstar Portugal Unipessoal LDA (9)	Portugal
Morningstar Network, S.L.U. (10)	Spain
Morningstar Europe, A.B. (9)	Sweden
Morningstar Sweden (Fondstar) AB (8)	Sweden
Morningstar Europe, Ltd. (9)	United Kingdom
Morningstar U.K., Ltd. (9)	United Kingdom
Ibbotson Associates, Inc.	Illinois
Ibbotson Associates Advisors, LLC (15)	Delaware
Ibbotson Associates Japan, K.K. (16)	Japan

(1) Morningstar Associates, LLC owns 100%.
(2) Morningstar Group Australia owns 100%.
(3) Morningstar Direct Investments owns 100%.
(4) Aspect Huntley Pty Limited owns 100%.
(5) Aspect Huntley Pty Limited owns approximately 78%.
(6) Morningstar Canada Group, Inc. owns 100%.
(7) Morningstar Asia, Ltd. owns 100%.
(8) Morningstar Europe, N.V. owns approximately 25%.
(9) Morningstar Europe, N.V. owns 100%.
(10) Morningstar Holland, B.V. owns 100%.
(11) Morningstar, Inc. owns approximately 35%.
(12) Morningstar, Inc. owns 40%.
(13) Morningstar Research Pty Limited owns 100%.
(14) Morningstar, Inc. owns approximately 98%.
(15) Ibbotson Associates, Inc. owns 100%.
(16) Ibbotson Associates, Inc. owns approximately 68%.